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                                                                   EXHIBIT 10.11

                                     NSTAR
                          DEFERRED COMPENSATION PLAN

                     (RESTATED EFFECTIVE AUGUST 25, 1999)


1.   PURPOSE AND EFFECTIVE DATE

     The purpose of this Plan is to provide an arrangement whereby eligible executives of NSTAR and its affiliates can elect to defer receipt of designated percentages or amounts of their salary and incentive awards. This Plan Document constitutes an amendment, restatement and continuation of the Boston Edison Company Deferred Compensation Plan (the "Edison Deferred Compensation Plan"), which was last restated effective January 1, 1999. This document also replaces the following plans previously maintained by Commonwealth Energy System ("CES") for its executives, each of which were terminated by CES effective as of August 25, 1999: The Commonwealth Energy System Long Term Incentive Plan (the "CESLTIP"); The Commonwealth Energy System Deferred Compensation Plan (the "CES Deferred Compensation Plan"); The executive salary continuation portion of the Executive Salary Continuation and Excess Benefit Plan For Employees of Commonwealth Energy System and Subsidiary Companies (the "CES Salary Continuation Benefit"). This restated Plan is effective August 25, 1999 (the "Effective Date"). No benefits shall be payable under said terminated CES Plans on or after the Effective Date to any Participant under this Plan or his or her beneficiary.
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     The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be administered in a manner consistent with that intent.

2.   DEFINITIONS

     (a) "Base Salary" means the Participant's annualized Salary in effect on January 1 of a year from which the Participant defers compensation.

     (b)  "Change of Control" has the meaning set forth in Appendix A.

     (c) "Code" means the Internal Revenue Code of 1986 as amended from time to time.

     (d)  "Committee" means the Executive Personnel Committee of the Company.

     (e)  "Company" means NSTAR.

     (f)  "Deferral Account" means the deferral account described in section 6.

     (g) "Disability" means a disability as defined for purposes of the Company's long-term disability insurance plan. For purposes of Section 7(c), Disability shall be deemed to occur upon the expiration of thirty (30) months from the commencement of the Participant's condition of disability.

     (h) "Incentive Award" means, for any calendar year, such amount or amounts as are payable to a Participant under any incentive award or bonus program provided by the Company or its affiliate which is payable in cash or Shares.

     (i)  "Participant" means an executive who participates in the Plan.

     (j) "Plan" means the NSTAR Deferred Compensation Plan as set forth herein and as from time to time amended.

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     (k)  "Plan Administrator" means the Committee or other person or persons authorized to administer the Plan in accordance with Section 9.

     (l) "Retirement" means termination of employment from the Company after either (i) attaining age 55, or (ii) completing 20 years of employment with the Company or its affiliate..

     (m) "Salary" means the fixed basic compensation of a Participant from the Company or its affiliate excluding any special compensation such as overtime, bonus payments, disability insurance benefits, severance pay or other similar distributions, and Company or affiliate contributions under any employee benefit plan; provided, that Salary shall include amounts that would have been received by the Participant from the Company or its successor as fixed basic compensation but for an election under section 401(k) or section 125 of the Code or a deferral election under this Plan.

     (n) "Salary Increase" means the amount, if any, by which a Participant's Salary for any year may be increased over the Base Salary amount in effect on January 1 of such year.

     (o)  "Shares" mean shares of the Company.

3.   ELIGIBILITY

     Such employees of the Company or its affiliates as are selected by the Company shall be eligible to become Participants in the Plan provided they complete such forms as the Plan Administrator may require.

4.   ELECTIVE DEFERRALS

     A Participant may elect to defer such portion of his or her Base Salary, Salary Increase or Incentive Award otherwise payable in or for a calendar year as the Plan Administrator may

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prescribe prior to the start of such calendar year. The Plan Administrator may limit the amount or percentage of Base Salary, Salary Increase or Incentive Award that a Participant may defer hereunder.

5.   DEFERRAL ELECTIONS

     A Participant's election of deferral under Section 4 shall be in the form prescribed by the Plan Administrator and shall be subject to such terms and conditions as the Plan Administrator may prescribe. The election of deferral must be filed prior to the first day of the "Deferral Period" as hereinafter defined. Each election shall specify the percentage or amount of the Participant's Base Salary, Salary Increase or Incentive Award to be credited to his or her Deferral Account instead of being paid currently to the Participant, and the payment period (including a single sum payment if so elected) for the distribution in respect of such deferral. Each election shall be binding with respect to the Base Salary, Salary Increase and Incentive Award for such period (not less than one year) as the Plan Administrator shall specify (the "Deferral Period") and shall be irrevocable for the calendar year or years to which it applies. Notwithstanding the foregoing, an employee who becomes a Participant during the calendar year may make an election of deferral for the balance of such calendar year provided he or she makes such election within 30 days of the date he or she becomes a Participant.

     Short-term disability payments shall be treated for purposes of deferral hereunder as Base Salary; provided, that if within forty-five (45) days following the commencement of such Disability the Participant so elects, short-term disability payments in respect of the seventh month following the commencement of the Participant's Disability, and subsequent months, shall be paid currently and not deferred. Long-term disability benefits may not be deferred under this Plan.

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6.  DEFERRAL ACCOUNT

     The Plan Administrator shall maintain a Deferral Account on behalf of each Participant as follows:

     (a)  Opening Balance.

          (1) The Edison Deferred Compensation Plan. Each Participant who deferred amounts under the Edison Deferred Compensation Plan prior to the Effective Date shall have an opening balance in his or her Deferral Account under the Plan on the Effective Date equal to the value of his or her deferral account under the Edison Deferred Compensation Plan as of the Effective Date.

          (2) CES Deferred Compensation Plan, CESLTIP and CES Salary Continuation Benefit. Each Participant who prior to the Effective Date deferred amounts under the CES Deferred Compensation Plan and/or elected to waive his or her right to receive awards under the CESLTIP and/or had a CES Salary Continuation Benefit shall have an opening balance in his or her Deferral Account under the Plan on the Effective Date equal to the sum of
     (i) the value of his or her deferral account under the CES Deferred Compensation Plan as of the Effective Date, plus (ii) the value of his or her waived awards under the CESLTIP as of the Effective Date, plus (iii) the value of his or her CES Salary Continuation Benefit as of the Effective Date. The credits described in this subparagraph (2) shall be in lieu of amounts previously payable under the aforesaid CES Plans and each Participant receiving such credit expressly agrees to waive any claim he or she may have for payment of benefits under said CES Plans.

     (b) Deferrals. For each deferral election made by the Participant in respect of periods on and after the Effective Date, the Plan Administrator shall credit to the Participant's Deferral

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Account the amounts of Base Salary, Salary Increase or Incentive Award, as
applicable, which the Participant has elected to defer under the Plan. In each case, credits shall be made as of the dates the Salary, Salary Increase or Incentive Award would have been payable if not deferred.

     (c) Investment Measurements. Subject to paragraph (d) below, from time to time the Company will establish investment measurements to be used to adjust the balance of each Participant's Deferral Account. Such investment measurements may be changed from time to time by the Company. The Company may establish rules and procedures to permit Participants to select investments for their respective Deferral Accounts from among available investment measurements. From time to time, as determined by the Plan Administrator, each Participant's Deferral Account will be adjusted to reflect such investment measurements.

     (d) Shares. A Participant who elects to defer an Incentive Award which is payable in Shares shall have the value of such deferred award determined with reference to the number of whole Shares which could be purchased with said amount in the open market as promptly as possible following the effective date of such election. Any dividends on such Shares will be reinvested or deemed reinvested in such Shares. Such number of Shares (and the value thereof) shall be credited from time to time to the Participant's Deferral Account. The Company may, but shall not be required to, purchase Shares to satisfy its obligation to Participants under this paragraph. If such purchase of Shares is made, the Company may, in its discretion and subject to such limitations as it may determine, permit a Participant to exercise voting rights with respect to such Shares as are allocated to his account.

7.   COMMENCEMENT OF DISTRIBUTIONS; PAYMENT PERIODS

     (a) Inservice Distributions. At the time the Participant makes an election of deferral under Section 4, and subject to the conditions of this Section, a Participant may also elect to

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receive a single sum payment of all or a specified portion of the amount attributable to such deferral on a fixed date prior to the Participant's Retirement, Disability, or other termination of employment (hereinafter referred to as the "initial fixed date"). Such initial fixed date must be at least five years after the date of such deferral. In addition, at least two years prior to the initial fixed date, a Participant may elect to defer payment of such amount to a later fixed date (hereinafter referred to as the "subsequent fixed date") which must be at least three years after the initial fixed date. Furthermore, at least two years prior to the subsequent fixed date, a Participant may elect to defer payment of such amount until his or her Retirement, Disability, or other termination of employment. The rules and procedures for such elections will be promulgated by the Plan Administrator. All elections under this Section 7(a) require the consent of the Company to become effective.

     (b) Special one-time inservice distribution. In addition to the elections described in paragraph (a) above, a Participant may request a special one-time inservice distribution of part or all of his or her Deferral Account for the sole purpose of contributing such amount to a charity selected by the Participant which is exempt from federal income tax under section 501(c)(3) of the Code. Such request must be made in writing to the Plan Administrator at least six months prior to the requested distribution date and requires the consent of the Plan Administrator to become effective.

     (c) Retirement or Disability. Upon the Participant's Retirement or Disability, the Participant shall be entitled to receive the balance in his or her Deferral Account. The Deferral Account shall be payable as the Participant shall have specified in his or her election of deferral from among the options prescribed by the Plan Administrator provided, however, if requested by the Participant prior to his or her Retirement Date, the Plan Administrator may in its sole

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discretion pay the Participant the entire balance of his or her Deferral Account in a single sum. Payment shall be made (or if paid other than in a single sum, shall commence) on the first day of the calendar quarter following Retirement or Disability or as soon as practicable thereafter. Notwithstanding the foregoing provisions of this paragraph, in the case of a Participant whose Retirement date is prior to his or her attainment of age 65, such Participant may elect to defer commencement of payment of part or all of his or her Deferral Account until he or she attains age 65. Any such election to defer commencement of payment beyond the Participant's Retirement date must be made in writing to the Plan Administrator at least six months prior to the Retirement date and requires the consent of the Plan Administrator to become effective.

     (d) Termination of Employment. If the Participant ceases to be an employee of the Company and its affiliates for reasons other than death, Disability or Retirement, the balance in the Participant's Deferral Account (determined as of the last day of the month immediately preceding payment) shall be paid to the Participant in a single sum on the first day of the calendar quarter following the date he or she so ceases to be an employee or as soon as practicable thereafter.

     (e) Death. If the Participant dies prior to the commencement of payment of his or her Deferral Account as described in Section 7(c), the Participant's designated beneficiary or beneficiaries shall be entitled to receive the balance in the Participant's Deferral Account as of the date of death. Payment shall be made in a single sum on the first day of the second month following the month in which the Participant dies or as soon as practicable thereafter. If the Participant dies after payment of his or her Deferral Account has commenced to be paid in installments under Section 7(c) but prior to the exhaustion of such Account, payment of the remaining balance of such Account (adjusted as provided in Section 7(c)) shall continue to the

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Participant's designated beneficiary or beneficiaries over the installment period selected by the Participant. Designation of a beneficiary or beneficiaries for purposes of the Plan shall be made on a form prescribed or approved by the Plan Administrator.

     (f) Form of Distributions. All distributions under the Plan shall be paid in cash, except for amounts credited under Section 6(d) which shall be paid in Shares.

8.   EMERGENCY BENEFIT

     If a Participant suffers a financial emergency, upon the written request of the Participant, the Plan Administrator in its sole discretion may distribute that portion of the Participant's Deferral Account, if any, which it determines to be necessary to meet the immediate financial emergency. A financial emergency shall include major uninsured medical expense, major uninsured casualty or property losses, and such other financial emergencies as the Plan Administrator may, in its discretion, determine, provided that the Participant demonstrates to the Plan Administrator's satisfaction that he or she lacks available resources to meet the emergency. Any such distribution shall reduce the balance in the Participant's Deferral Account available for distribution in accordance with Section 7.

9.   ADMINISTRATION OF THE PLAN

     For purposes of prescribing the forms and conditions for deferral elections under Section 5 and inservice distributions under Section 7(a) and 7(b) (or other forms required to administer the Plan), and for purposes of Section 6, the functions of the Plan Administrator shall be performed by the Chief Financial Officer of the Company or his or her delegates. For purposes of Section 8, the functions of the Plan Administrator shall be carried out by a committee (acting by the vote or consent of a majority of its members) consisting of the Vice President of Human Resources, the Chief Financial Officer and the Treasurer of the Company; provided, that any

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determination under Section 8 with respect to any of those officers shall be made without his or her participation on such committee. All other administrative and interpretative functions of the Plan Administrator under the Plan shall be vested in the Committee. The Plan Administrator shall have full discretion to administer the Plan in all respects. A decision by the Plan Administrator shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The Plan Administrator shall exercise its functions hereunder in such manner as it deems appropriate and may, in its discretion, waive the application of any rule to any Participant. The Plan Administrator shall have no responsibility to exercise its discretion in a uniform manner among similarly situated Participants, and no decision with respect to any Participant shall give any other Participant the right to have the same decision applied to him or her.

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10.  NATURE OF CLAIM FOR PAYMENTS

     Except as herein provided, the Company and its affiliates shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Company or its affiliates hereunder shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Company or its affiliates. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Company or its affiliates. However, the Company or its affiliate may establish a trust or trusts of which the Company or its affiliate is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust"), and may from time to time deposit funds in such grantor trust or trusts to facilitate payment of the benefits provided under the Plan. In the event the Company or its affiliate establishes such a grantor trust or trusts with respect to the Plan and at the time of a Change of Control, any such trust (i) has not been terminated or revoked and (ii) is not "fully funded" (as determined in its sole discretion by a majority of the individuals who were members of the Committee immediately prior to a Change of Control), the Company or its affiliate shall within ten days of such Change of Control deposit in such grantor trust or trusts assets sufficient to cause the trust or trusts to be "fully funded" as of the date of the deposit (as determined in its sole discretion by a majority of the individuals who were members of the Committee prior to a Change of Control).

11.  RIGHTS ARE NON-ASSIGNABLE

     Neither the Participant nor any beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

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12.  TAXES

     If the Company or its affiliate is required to withhold taxes from payments under the Plan, the amounts payable to Participants shall be reduced by the tax so withheld. To determine the amount of tax to withhold, in the case of payments in Shares, such Shares will be valued at the average of that day's high and low price on the day of distribution as reported in the Wall Street Journal.

13.  TERMINATION; AMENDMENT

     The Plan shall continue in effect until terminated by action of the Company or the Committee. Upon termination of the Plan, no deferral of Salary, Salary Increase or Incentive Awards thereafter paid or payable to a Participant shall be made and no individual not a Participant as of the date of termination shall become a Participant thereafter. If, at the time of termination, there is any Participant or beneficiary of a Participant who is or will be entitled to a payment hereunder, the Plan Administrator shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance in the Participant's Deferral Account in a single sum payment.

     The Company or the Committee may at any time and from time to time amend the Plan in any manner; provided that no amendment or termination shall reduce the amounts previously credited to the Deferral Account of any Participant or his or her beneficiary without his or her prior written consent; and provided further, that no amendment or termination following a Change of Control shall eliminate or reduce the Company's or its affiliates' obligations to deposit assets in the grantor trust or trusts as described in Section 10. Furthermore, following a Change of Control, this Section 13 may not be amended.

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14.  EMPLOYMENT RIGHTS

     Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Company or an affiliate.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its officer hereunto duly authorized this 4th day of August, 2000.

                              NSTAR


                              By: /s/ Thomas J. May
                                  -----------------

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                                  Appendix A
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                              "Change of Control"

     For the purposes of this Plan, a "Change of Control" shall mean:

     1. The acquisition by any Person of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding common shares (or shares of common stock) of the Parent (the "Outstanding Parent Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of trustees (or directors) (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent or an affiliate of the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or affiliate of the Parent or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Appendix A; or

     2. Individuals who, as of the date hereof, constitute the Board of Trustees of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a trustee (or director) subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the trustees (or directors) then comprising the Incumbent Board shall be

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considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees (or directors) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such board; or

     3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the then outstanding common shares (or shares of common stock) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees (or directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or

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any employee benefit plan (or related trust) of the Parent or the Company or such entity resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares or shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees (or board of directors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees of the Parent, providing for such Business Combination; or

     4. Approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.


     For purposes of this Appendix A, the term "Parent" shall mean NSTAR, or, if any entity shall own directly or indirectly through one or more subsidiaries, more than 50% of the outstanding common shares of NSTAR, such entity, and (ii) the term "Person" shall mean any individual, corporation, partnership, company, limited liability company, trust or other entity, which term shall include a "group" within the meaning of Section 13(d) of the Securities Act of 1934, as amended.

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